EXHIBIT 99.1

A10 Networks, Inc. Reports Second Quarter 2014 Financial Results

•	Revenue of $45.1 million, up 50 percent year-over-year

•	Added 240 new customers and total customer base surpassed 3,300

•	U.S. revenue grew 154 percent year-over-year and 44 percent sequentially

SAN JOSE, Calif.--(BUSINESS WIRE July 30, 2014)-- A10 Networks, Inc. (NYSE: ATEN), a technology leader in application networking, today announced financial results for its second quarter ended June 30, 2014. Total revenue for the second quarter grew 50 percent year-over-year to $45.1 million, compared with $30.1 million in the second quarter of 2013.
“Our strong 50 percent year-over-year revenue growth demonstrates the progress we have made in growing our market footprint and diversifying our customer base,” said Lee Chen, president and chief executive officer of A10 Networks. “U.S. revenue more than doubled year-over-year and grew 44 percent over the first quarter, however, total revenue was slightly below our guidance as a result of lower service provider spending in Japan where several deals pushed into future quarters.
“Our recently introduced high-end Thunder products are gaining momentum in the market, validating the increased customer demand for higher scalability and throughput as well as greater price performance. We are very pleased with the significant increase in the number of deals currently in the pipeline, and we will continue to expand our market presence by investing in our sales team and expanding our channel partner program,” continued Chen.
A10 Networks second quarter 2014 GAAP net loss was $1.3 million compared with a net loss of $10.2 million in the second quarter of 2013. Non-GAAP net loss for the second quarter of 2014 was $5.3 million, compared with non-GAAP net loss of $5.0 million in the second quarter of 2013. A reconciliation between GAAP and non-GAAP information is contained in the financial statements below.

Recent Highlights

•
The A10 Thunder Threat Protection System (TPS) product line won two prestigious Best of TechEd 2014 awards: The “Breakthrough Technology” category and the "Attendees' Pick: Microsoft Partner" award. The Best of TechEd awards recognize Microsoft partners that offer innovative products and services for the industry.

•	A10 received the 2014 Frost & Sullivan Japan Excellence Award in the category of "Japan Market Leadership Award for Application Delivery Controller."

•
A10 Thunder Series application service gateways received two Interop Tokyo 2014 Best of Show Awards. A10's vThunder CGN received a special award in the Carrier/SP Networking Category, and Thunder 6630, the industry's first application delivery controller (ADC) equipped with a 100 Gigabit Ethernet, received a special award in the ShowNet Product Category.

•
The A10 Thunder and AX Series application delivery controller (ADC) product lines received web application firewall (WAF) version 2.1 certification from ICSA Labs, an independent division of Verizon which offers vendor-neutral testing and certification.

Prepared Materials and Conference Call Information
A10 Networks has made available a presentation with management’s prepared remarks on its second quarter 2014 financial results. These materials are accessible from the “Investors” section of A10 Networks website at investors.a10networks.com.
A10 Networks will host a conference call today at 4:30 p.m. Eastern time / 1:30 p.m. Pacific time for analysts and investors to discuss its second quarter of 2014 results and outlook for its third quarter of 2014. Open to the public, investors may access the call by dialing +1-719-457-1512 or +1-888-417-8465. A live audio webcast of the conference call will be accessible from the “Investors” section of A10 Networks website at investors.a10networks.com. The webcast will be archived for a period of one year. A telephonic replay of the conference call will be available two hours after the call, will run for five business days, and may be accessed by dialing +1-719-457-0820 or +1-888-203-1112 and entering the passcode 2198307. The press release and supplemental financials will be accessible from A10 Networks website prior to the commencement of the conference call.

Forward Looking Statements
This press release contains “forward-looking statements,” including statements regarding our ability to expand our market presence, including by investing in our sales team and expanding our channel partner program. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Factors which may cause actual results to differ include the continued market adoption of our products, our ability to successfully anticipate market needs and opportunities, our timely development of new products and features, any loss or delay of expected purchases by our largest end-customers, our ability to attract and retain new end-customers, continued growth in markets relating to network security, our ability to hire, retain and motivate qualified personnel, the ability of our sales team to execute well, the ability for our channel partners to sell our products, our ability to achieve or maintain profitability while continuing to invest in our sales, marketing and research and development teams, variations in product mix or geographic locations of our sales, fluctuations in currency exchange rates, risks associated with our significant presence in international markets, the cost and potential outcomes of existing and future litigation, increased cost requirements of being a public company and future sales of substantial amounts of our common stock in the public markets, or the perception that such sales might occur.
More information about potential factors that could affect the company's business and financial results is included in our quarterly report on Form 10-Q filed with the SEC on May 13, 2014. These filings are available on the SEC's website at www.sec.gov and the company’s website.
All forward-looking statements in this press release are based on information available to the company as of the date hereof. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP net income (loss). Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies.
A10 Networks considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of the company, exclusive of unusual events or factors that do not directly affect what we consider to be our core operating performance, and are used by the company's management for that purpose. We define non-GAAP net income (loss) as our net income (loss) excluding: (i) stock-based compensation and (ii) amounts paid in settlement of, and other expenses associated with, the Brocade litigation. The change in the company’s share count should be considered when comparing net income (loss) per share to prior periods. In connection with its IPO, the company issued 9.0 million shares of common stock and 40.0 million shares of preferred stock converted into common stock. A10 ended the second quarter with 60.0 million shares of common stock outstanding on a weighted average pro forma basis reflecting the full conversion of preferred stock into common stock
We have included non-GAAP net income (loss) in this press release. Non-GAAP financial measures are presented for supplemental informational purposes only for understanding the company's operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP financial measures presented by other companies. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measure attached to this release.

About A10 Networks
A10 Networks (NYSE: ATEN) is a leader in application networking, providing a range of high-performance application networking solutions that accelerate and secure data center applications and networks of thousands of the largest enterprise, service provider and hyper-scale web providers around the world. Founded in 2004, A10 Networks is based in San Jose, Calif., and serves customers globally with offices worldwide. For more information, visit: http://www.a10networks.com
A10 Networks, A10 Thunder, vThunder, ACOS, aCloud, aFleX, aXAPI, aVCS, Virtual Chassis, AX, SoftAX, and aFlow are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other product and service names mentioned are the trademarks of their respective companies.

Investor Contact:
The Blueshirt Group
Maria Riley, 415-217-7722
investors@a10networks.com
or
Media Contact:
A10 Networks
Ellen Roeckl, 408-857-9718
eroeckl@a10networks.com
Source: A10 Networks, Inc.

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
Products	$34,122	$23,064	$70,539	$46,333
Services	$11,010	7,067	20,338	13,379
Total revenue	45,132	30,131	90,877	59,712
Cost of revenue:
Products	$7,410	4,894	14,837	9,800
Services	$2,930	2,020	5,556	3,718
Total cost of revenue	10,340	6,914	20,393	13,518
Gross profit	34,792	23,217	70,484	46,194
Operating expenses:
Sales and marketing	$23,975	15,723	45,538	31,312
Research and development	$11,869	8,336	23,074	16,108
General and administrative	$5,531	3,697	10,894	7,527
Litigation expense (benefit)	$(5,859)	4,800	(4,013)	8,204
Total operating expenses	35,516	32,556	75,493	63,151
Loss from operations	(724)	(9,339)	(5,009)	(16,957)
Other income (expense), net:
Interest expense	$(125)	(33)	(712)	(46)
Interest income and other income (expense), net	$(138)	(683)	(163)	(1,364)
Total other income (expense), net	(263)	(716)	(875)	(1,410)
Loss before provision for income taxes	(987)	(10,055)	(5,884)	(18,367)
Provision for income taxes	$309	158	514	379
Net loss	$(1,296)	$(10,213)	$(6,398)	$(18,746)
Accretion of redeemable convertible preferred stock dividend	$—	(33)	(1,150)	(33)
Net loss attributable to common stockholders	$(1,296)	$(10,246)	$(7,548)	$(18,779)
Net loss per share attributable to common stockholders, basic and diluted	$(0.02)	$(1.12)	$(0.21)	$(2.07)
Weighted-average shares used in computing net loss per share attributable to common shareholders, basic and diluted	59,711	9,144	36,712	9,075

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Other Financial Measures / GAAP to Non-GAAP Reconciliation
GAAP Net loss	$(1,296)	$(10,213)	$(6,398)	$(18,746)
Stock-based compensation	3,006	864	4,776	1,727
Brocade litigation	(6,993)	4,311	(6,973)	7,265
Non-GAAP Net loss	$(5,283)	$(5,038)	$(8,595)	$(9,754)
Non-GAAP Net loss per share, basic and diluted	$(0.09)	$(0.11)	$(0.16)	$(0.21)
Weighted average shares used in computing Non-GAAP net loss per share, basic and diluted (1)
(1) Non-GAAP share counts assume Preferred stock was outstanding at 12-31-2012 (as-if converted basis)	59,711	45,606	55,274	45,537

A10 NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Weighted average shares used in computing GAAP net loss per share, basic and diluted (1)
Preferred stock adjustment	59,711	9,144	36,712	9,075
Weighted average shares used in computing Non-GAAP net loss per share, basic and diluted (1)	—	36,462	18,562	36,462
(1) Non-GAAP share counts assume Preferred stock was outstanding at 12-31-2012 (as-if converted basis)	59,711	45,606	55,274	45,537

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and cash equivalents	$112,101	$20,793
Accounts receivable, net of allowances	40,455	37,704
Inventory	18,541	17,166
Prepaid expenses and other current assets	4,370	3,056
Total current assets	175,467	78,719
Property and equipment, net	11,945	9,801
Other long-term assets	4,784	5,274
Total Assets	$192,196	$93,794
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$10,805	$9,228
Accrued liabilities	19,645	15,514
Accrued litigation expenses	1,368	10,407
Deferred revenue, current	31,315	28,448
Total current liabilities	63,133	63,597
Revolving credit facility	—	20,000
Deferred revenue, long-term	14,527	12,784
Other long-term liabilities	2,162	6,118
Total Liabilities	79,822	102,499
Redeemable convertible preferred stock	—	81,426
Convertible preferred stock	—	44,749
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock and additional paid-in capital	265,837	12,185
Accumulated deficit	(153,463)	(147,065)
Total Stockholders' Equity (Deficit)	112,374	(134,880)
Total Liabilities, Redeemable Convertible Preferred Stock, Convertible Preferred Stock And Stockholders' Equity (Deficit)	$192,196	$93,794

A10 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in thousands)

Six months ended June 30, 2014
Cash flows from operating activities:
Net loss	$(6,398)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,738
Stock-based compensation	4,776
Gain on settlement of contractual liability	(6,993)
Provision for doubtful accounts and sales returns	(267)
Other	(120)
Changes in operating assets and liabilities:
Accounts receivable, net	(2,318)
Inventory	(4,265)
Prepaid expenses and other current assets	(3,070)
Accounts payable	2,105
Accrued liabilities	3,632
Accrued litigation expenses	(6,119)
Deferred revenue	4,610
Other	(29)
Net cash used in operating activities	(9,718)
Cash flows from investing activities:
Purchases of property and equipment	(3,791)
Net cash used in investing activities	(3,791)
Cash flows from financing activities:
Proceeds from initial public offering, net of offering costs	122,312
Principal payments on revolving credit facility	(20,000)
Proceeds from exercise of common stock options, net of repurchases of common stock	2,658
Other	(153)
Net cash provided by financing activities	104,817
Net increase in cash and cash equivalents	91,308
Cash and cash equivalents—beginning of period	20,793
Cash and cash equivalents—end of period	$112,101
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Inventory transfers to property and equipment	$2,891